Goldman Sachs Variable Annuity
Registration Number 333-67595

EXHIBIT INDEX

Exhibit  3.1      Form of Selling Agreement.

Exhibit 3.3 Copy of Variable Annuity Principal Underwriting Agreement dated Feb. 1, 1999.

Exhibit  9        Opinion of Counsel.

Exhibit  10       Consent of Independent Auditors